Exhibit (d)(3)

NOTICE OF GUARANTEED DELIVERY

For Shares of Common Stock of

BLACKROCK CORPORATE HIGH YIELD FUND, INC.

Subscribed for under the Primary Subscription Privilege and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated January 5, 2026, and the accompanying Prospectus, dated December 12, 2025, as revised January 5, 2026, (collectively, the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of BlackRock Corporate High Yield Fund, Inc. (the “Fund”) shares of common stock subscribed for under the Primary Subscription Privilege and pursuant to the Over-Subscription Privilege (the “Common Shares”). Such form may be delivered by first class mail, overnight courier or sent by email transmission to the Subscription Agent and must be received prior to 5:00 p.m., Eastern Time, on January 26, 2026, unless such time is extended by Fund as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). The terms and conditions of the Rights Offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

If By Mail:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V Canton, MA 02021

If By Email:	canoticeofguarantee@computershare.com

For information call the information agent, Georgeson LLC: 866-486-4101

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.

The undersigned, a member firm of the New York Stock Exchange (the “NYSE”), Nasdaq or other national exchange, or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., Eastern Time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business on the first business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

VOLUNTARY CORPORATE ACTIONS COY: HYT

GUARANTEE

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the Subscription Agent prior to 5:00 p.m., Eastern Time, on January 26, 2026, which is the Expiration Date, unless extended, as described in the Prospectus) of a properly completed and executed Rights Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

Price for shares of Common Shares subscribed for under the Primary Subscription Privilege and for any additional shares of Common Shares subscribed for pursuant to the Over-Subscription Privilege, subject, in the case of the Over-Subscription Privilege, to proration, as described in the Prospectus, as subscription for such shares of Common Shares is indicated herein or in the Rights Certificate

BlackRock Corporate High Yield Fund, Inc.

Broker Assigned Control # _______________

1. Primary Subscription shares Privilege	Number of Rights to be exercised _________ Rights	Number of Common Shares under the Primary Subscription Privilege requested for the which you are Subscription guaranteeing delivery of Rights and payment __________ Common Shares (Rights ÷ 5)	Payment to be made in connection with the of Common Shares subscribed for under Primary Privilege $ _________

2. Over-Subscription Privilege		Number of Shares of Common Shares requested pursuant to the Over- Subscription Privilege for which you are guaranteeing payment _________ Common Shares	Payment to be made in connection with the shares of Common Shares requested pursuant to the Over- Subscription Privilege $ _________

3. Totals	Total number of Rights to be delivered ________ Rights	Total number of Common Shares subscribed for and/or requested Common Shares: _________

	Method of delivery of the Notice of Guaranteed Delivery (circle one)		$ _________ Total Payment

A. Through DTC

B. Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

VOLUNTARY CORPORATE ACTIONS COY: HYT

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

HYT-NOGD-0126

VOLUNTARY CORPORATE ACTIONS COY: HYT